UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2024

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS KKR Capital Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 21, 2024. On June 21, 2024, the Company adjourned the Annual Meeting with respect to the Share Issuance Proposal (as defined below) to permit additional time to solicit stockholder votes for such proposal. The reconvened meeting (the “Reconvened Meeting”) was held on August 16, 2024. As of April 24, 2024, the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Reconvened Meeting, 280,066,432 shares of common stock were eligible to be voted in person or by proxy. Of the eligible shares of common stock to be voted, 142,118,838 were voted in person or by proxy at the Reconvened Meeting.

Stockholders were asked to consider and act upon the following proposal, which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2024:

•	Proposal No. 2 – to approve a proposal to allow the Company in future offerings to sell its shares below net asset value per share in order to provide flexibility for future sales (the “Share Issuance Proposal”).

The Share Issuance Proposal was approved by the Company’s stockholders at the Reconvened Meeting. The votes for, votes against, abstentions and broker non-votes are set below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,047,863	31,349,605	8,721,370	(0)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: August 16, 2024	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel